UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Pluristem Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PLURISTEM THERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2015

You are hereby notified that the annual meeting of stockholders of Pluristem Therapeutics Inc., or the Company, will be held on the 26th day of May 2015 at 5:00 p.m., local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905, for the following purposes:

1.      To elect nine directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2.      To consider and approve by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

3.      To ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015; and

4.      To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on April 1, 2015 as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the annual meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You can now access proxy materials and authorize a proxy to vote your shares at http://www.pluristem.com/index.php/investors/shareholders-annual-meeting-2015.html. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,

Yaky Yanay, Chief Financial Officer, Secretary, Chief Operating Officer and President

April 2, 2015

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

PLURISTEM THERAPEUTICS INC.
Matam Advanced Technology Park
Building No. 5
Haifa, Israel, 31905

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by Pluristem Therapeutics Inc., or the Company, to the holders of record of the Company’s outstanding shares of Common Stock, $0.00001 par value per share, or Common Stock, commencing on or about April 10, 2015. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of stockholders of the Company, or the Meeting, to be held on the 26th day of May 2015 at 5:00 p.m. local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed April 1, 2015 as the record date for the Meeting. Only stockholders of record on April 1, 2015, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On April 1, 2015, there were issued and outstanding 71,043,011 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the holders of at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will be counted as not voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees, for the approval, by a nonbinding advisory vote, of the compensation of our named executive officers, for the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015, and for the approval of any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.  Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

  Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  All proposals, except for Proposal No. 3, are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1 and 2 without your instructions.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to stockholders for the fiscal year ended June 30, 2014, or Fiscal 2014, respectively, to each stockholder of record, we may furnish proxy materials via the internet. Accordingly, all of our stockholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about April 10, 2015.

On the date of mailing the Notice of Internet Availability of Proxy Materials, stockholders will be able to access all of the proxy materials on our website at http://www.pluristem.com/index.php/investors/shareholders-annual-meeting-2015.html. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

  IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, nine directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors.   In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors. All of these nominees are current members of our Board:

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	61	Mr. Aberman joined the Company in September 2005 and served since then as Chief Executive Officer, or CEO, and until February 2014 as President of the Company. He changed the Company’s strategy towards cellular therapeutics. Mr. Aberman’s vision to use the maternal section of the Placenta (Decidua) as a source for cell therapy, combined with the Company’s 3D culturing technology, led to the development of our products. Since November 2005, Mr. Aberman has served as a director of the Company, and since April 2006, as Chairman of the Board. He has 25 years of experience in marketing and management in the high technology industry. Mr. Aberman has held positions of CEO and Chairman positions in companies in Israel, the United States, Europe, Japan and Korea. Mr. Aberman operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotics. He serves as the chairman of Rose Hitech Ltd., a private investment company. He has served in the past as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a company involved in data management. Prior to that, Mr. Aberman served as the President and CEO of Elbit Vision System Ltd. (EVSNF.OB), a company engaged in automatic optical inspection. Prior to his service with the Company, Mr. Aberman has served as President and CEO of Netect Ltd., specializing in the field of internet security software and was the Co-Founder, President and CEO of Associative Computing Ltd., which developed an associative parallel processor for real-time video processing. He has also served as Chairman of Display Inspection Systems Inc., specializing in laser based inspection machines and as President and CEO of Robomatix Technologies Ltd.

		In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

		We believe that Mr. Aberman’s qualifications to sit on our Board include his unique multidisciplinary innovative approach, years of experience in the financial markets in Israel and globally, as well as his experience in serving as the CEO of publicly traded entities.

Israel Ben-Yoram*	54	Mr. Ben-Yoram became a director of the Company in January 2005. He has been a director and partner in the accounting firm of Mor, Ben-Yoram and Partners in Israel since 1985. In addition, since 1992, Mr. Ben-Yoram has been a shareholder and has served as the head director of Mor, Ben-Yoram Ltd., a private company in Israel in parallel to the operation of Mor, Ben-Yoram and Partners. This company provides management services, economic consulting services and other professional services to businesses. Furthermore, Mr. Ben-Yoram is the founder, owner and CEO of SBY Group (Eshed Dash Ltd., Zonbit Ltd. and Eshed Yuvalim Ltd.). During 2003-2004 Mr. Ben-Yoram served as a director of Brainstorm Cell Therapeutics Inc. (BCLI) and Smart Energy solutions, Inc. (SMGY), both of which were traded on the NASDAQ. Mr. Ben-Yoram is also a member of STEP (Society of Trust and Estate Practitioners).

		Mr. Ben-Yoram received a B.A. in accounting from the University of Tel Aviv, an M.A. in Economics from the Hebrew University of Jerusalem, an LL.B. and an MBA from Tel Aviv University and an LL.M. from Bar Ilan University. In addition, Mr. Ben-Yoram is a Certified Public Accountant in Israel and is qualified in arbitration and in mediation.

		We believe that Mr. Ben-Yoram’s qualifications to sit on our Board include his years of experience in the high-tech industry, his experience serving as a director of NASDAQ companies, as well as his knowledge and familiarity with corporate finance and accounting.

Isaac Braun*	62	Mr. Braun became a director of the Company in July, 2005. Mr. Braun is a business veteran with entrepreneurial, industrial and manufacturing experience. He is a co-founder and has been a board member of several hi-tech start-ups in the areas of e-commerce, security, messaging, search engines and biotechnology. Mr. Braun is involved with advising private companies on raising capital and business development.

		We believe that Mr. Braun’s qualifications to sit on our Board include his years of experience in the high-tech industry, as well as his knowledge and familiarity with corporate finance.

Mark Germain*	64	Mr. Germain became a director of the Company in May 2007. Between May 2007 and February 2009, Mr. Germain served as Co-Chairman of our Board. For more than five years, Mr. Germain has been a merchant banker serving primarily the biotech and life sciences industries. He has been involved as a founder, director, chairman of the board of, and/or investor in, over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated from New York University School of Law in 1975, Order of the Coif, and was a partner in a New York law firm practicing corporate and securities law before leaving in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company, which was sold in 1991. In addition to being a Director of the Company, Mr. Germain is a director of ChromaDex, Inc. (CDXB.OB), a publicly traded company. Mr Germain also serves as a director of the following companies that were reporting companies in the past: Stem Cell Innovations, Inc., Omnimmune Corp. and Collexis Holdings, Inc. He is also a co-founder and director of a number of private companies in and outside the biotechnology field.

		We believe that Mr. Germain’s qualifications to sit on our Board include his years of experience in the biotech industry, his experience serving as a director of public companies, as well as his knowledge and familiarity with corporate finance.

Moria Kwiat	35	Dr. Kwiat became a director of the Company in May 2012. Dr. Kwiat is a research associate in the Department of Materials and NanoSciences, Faculty of Chemistry at Tel Aviv University. During her studies she has gained a broad scientific experience in inter-disciplinary fields, and currently she is working on the development of a new generation of biosensors based on nano-materials. Dr. Kwiat holds a B.Sc. and M.Sc. in Biotechnology from the Department of Molecular Microbiology and Biotechnology at Tel Aviv University, and a Ph.D. in Chemistry from the Faculty of Exact Sciences at Tel Aviv University.

		We believe that Dr. Kwiat’s qualifications to sit on our Board include her knowledge and experience as a scientist and a researcher in the fields of biotechnology, microbiology and nanotechnology.

Hava Meretzki	46
Ms. Meretzki became a director of the Company in October, 2003. Ms. Meretzki is an attorney and is a partner in Meretzki law firm in Haifa, Israel.  Ms. Meretzki specializes in civil, trade and labor law, and is presently  the Chairman of the National Council of the Israel Bar Association. Ms. Meretzki received a Bachelors Degree in Law from the Hebrew University in 1991 and was admitted to the Israel Bar Association in 1993.

We believe that Ms. Meretzki’s qualifications to sit on our Board include her years of experience with legal and corporate governance matters.

Nachum Rosman*	69	Mr. Rosman became a director of the Company in October 2007. He provides management and consulting services to startup companies in the financial, organizational and human resource aspects of their operations. Mr. Rosman also serves as a director at several privately held companies. Throughout his career, Mr. Rosman held CEO and Chief Financial Officer, or CFO, positions in Israel, the United States and England. In these positions he was responsible, among other things, for finance management, fund raising, acquisitions and technology sales.

		Mr. Rosman holds a B.Sc. in Management Engineering and an M.Sc. in Operations Research from the Technion, Haifa, Israel. Mr. Rosman also participated in a Ph.D. program in Investments and Financing at the Tel Aviv University, Israel.

		We believe that Mr. Rosman’s qualifications to sit on our Board include his years of experience in the high-tech industry, as well as his knowledge and familiarity with corporate finance.

Doron Shorrer*	62	Mr. Shorrer became a director of the Company in October 2003. Mr. Shorrer was one of the Company’s founders and served as its first Chairman until 2006. Mr. Shorrer also serves as a director of other companies: Provident Fund for employees of the Israel Electric Company Ltd. and for Hebrew University employees, and Massad Bank from the International Bank group. Between 1999 and 2004 he was Chairman of the Boards of Phoenix Insurance Company, one of the largest insurance companies in Israel, and of Mivtachim Pension Funds Group, the largest pension fund in Israel. Prior to serving in these positions, Mr. Shorrer held senior positions that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of “Nechasim” of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; Founder and managing partner of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Hebrew University Business Administration School; Chairman of Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy. Among many areas of expertise, Mr. Shorrer formulates implements and administers business planning in the private and institutional sector in addition to consulting on economic, accounting and taxation issues to a large audience ranging from private concerns to government ministries.

		Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant (ISR).

We believe that Mr. Shorrer’s qualifications to sit on our Board include his years of experience in the high-tech industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

Yaky Yanay	43	Mr. Yaky Yanay was appointed as Pluristem’s CFO in February 2015, and as President and Chief Operating Officer, or COO, in February 2014. Until February 2014, he served as Pluristem’s CFO and Secretary since November 2006, and Executive Vice President since March 2013. Prior to joining Pluristem, Mr. Yanay was the CFO of Elbit Vision Systems Ltd., a public company. Prior to that Mr. Yanay served as manager of audit groups of the technology sector at Ernst & Young Israel. Mr. Yanay founded and served as Chairman of the “The Life Science Forum” in Israel and he is a member of the board of directors of Israel Advanced Technologies Industries (IATI), the largest umbrella organization in Israel for companies, organizations, and individuals in the high tech and life science sectors.

Mr. Yanay holds a bachelor’s degree with honors in business administration and accounting from the College of Management Academic of Studies of Rishon LeZion and is a Certified Public Accountant in Israel.

We believe that Mr. Yanay’s qualifications to sit on our Board include his years of experience in the medical technology industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

*
The Board determined that this director or nominee is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and NASDAQ Stock Market, or NASDAQ, rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the of the stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.  To learn more about our executive compensation, see “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” elsewhere in this proxy statement.

At our 2013 stockholders meeting, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 84% of the votes cast on this "2013 say-on-pay vote" were voted in favor of the proposal. We have considered the 2013 say-on-pay vote and we believe that strong support from our stockholders for the 2013 say-on-pay vote proposal indicates that our stockholders are supportive of our approach to executive compensation. At our 2013 stockholders meeting, our stockholders also voted in favor of the proposal to hold say-on-pay votes every two years. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding the named executive officers. We expect to conduct the next advisory vote at our 2017 stockholders meeting.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.”

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to approve this Proposal 2.  The opportunity to vote on this Proposal 2 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 2 is not binding upon us and serves only as a recommendation to our Board.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 3 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

Our audit committee, or the Audit Committee, has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm, or the Independent Auditors, for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We do not expect to have a representative of the Independent Auditors attending the annual meeting.

Neither our by-laws, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote “FOR” the ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

The Board held eight meetings during Fiscal 2014. Throughout this period, each member of our Board who was a director in Fiscal 2014 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held during the period for which such person has served as a director, and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has two standing committees: the Compensation Committee and the Audit Committee.

Compensation Committee. The members of our Compensation Committee are Doron Shorrer, Nachum Rosman and Israel Ben-Yoram. Doron Shorrer is the Chairman of the Compensation Committee and our Board has determined that all of the members of the Compensation Committee are "independent" as defined by the rules of the SEC and NASDAQ rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Compensation Committee include:

•	Reviewing and recommending to our Board of the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

•	Administering our equity based plans and making recommendations to our Board with respect to our incentive–compensation plans and equity–based plans; and

•	Annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

The Compensation Committee meets, as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving. Neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant during Fiscal 2014.

Our Compensation Committee held three meetings during Fiscal 2014.

Audit Committee.  The members of our Audit Committee are Doron Shorrer, Nachum Rosman and Israel Ben-Yoram.  Doron Shorrer is the Chairman of the Audit Committee, and our Board has determined that Israel Ben-Yoram is an "Audit Committee financial expert" and that all members of the Audit Committee are "independent" as defined by the rules of the SEC and the NASDAQ rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.pluristem.com. The primary responsibilities of our Audit Committee include:

•	Appointing, compensating and retaining our registered independent public accounting firm;

•	Overseeing the work performed by any outside accounting firm;

•
Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

•	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held six meetings during Fiscal 2014.

Nominating/Corporate Governance; Director Candidates.

We do not have a Nominating Committee or Corporate Governance Committee or any committees of a similar nature, nor any charter governing the nomination process.  Our Board does not believe that such committees are needed for a company our size.  However, our independent directors will consider stockholder suggestions for additions to our Board.

All nominees to the Board are selected and recommended to the Board by a majority of independent directors of the Company. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our independent directors will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Company has never received communications from stockholders recommending individuals to any of our independent directors. Therefore we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders.  In Fiscal 2014, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board.  We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Board Leadership Structure.  Our leadership structure includes the combined positions of Chairman of the Board and CEO. The Company believes this structure is appropriate for a company of our size and complexity because the Chairman and CEO (a) is most familiar with the Company’s business and industry, (b) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, and is thus best positioned to develop agendas to ensure the Board’s time and attention are focused on matters which are critical to the Company, and (c) conveys a clear, cohesive message to our stockholders, employees and industry partners.

Mr. Zami Aberman serves both as our Chairman of the Board and CEO. In his position as Chairman of the Board, Mr. Aberman is responsible for setting the agenda and priorities of the Board. As CEO, Mr. Aberman leads our day-to-day business operations and is accountable directly to the full Board. As CEO, Mr. Aberman has day-to-day responsibility, together with Mr. Yaky Yanay, our CFO, Secretary, President, COO and director for our management operations and for general oversight of our business and the various management teams that are responsible for our day-to-day operations. We believe that this structure provides an efficient and effective leadership model for the Company.

Because the Chairman of the Board is also the CEO, the Board has designated an independent director to serve as the lead independent director to enhance the Board’s ability to fulfill its responsibilities independently. The Board appointed Doron Shorrer as lead independent director. The lead independent director serves as the liaison between the Chairman and the independent directors.

We believe that the combined role of Chairman and CEO, together with an empowered lead independent director, is the optimal Board structure to provide independent oversight and hold management accountable while ensuring that our Company’s strategic plans are pursued to optimize long-term shareholder value.

Risk Oversight.  The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the CEO and the CFO, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Our Board has adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board, our officers including our CEO (being our principal executive officer) and our CFO (being our principal financial and accounting officer) and our employees. Our Code of Business Conduct and Ethics is posted on our website at www.pluristem.com.

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Mr. Doron Shorrer, one of our independent directors, our lead director, and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Shorrer considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Pluristem Therapeutics, Inc., c/o Doron Shorrer, at the address on the first page of this proxy statement.

ATTENDANCE AT SPECIAL AND ANNUAL STOCKHOLDER MEETINGS

We encourage our directors to attend our special and annual stockholders meetings. Mr. Zami Aberman, our CEO and Chairman of the Board and Mr. Yaky Yanay, our CFO, Secretary, COO, president and director, attended our last annual stockholder meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

 The Compensation Committee of our Board is comprised solely of independent directors as defined by NASDAQ, outside directors as defined by Section 162(m) of the Internal Revenue Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act. The Compensation Committee has the authority and responsibility to review and make recommendations to the Board regarding the compensation of our CEO and other executive officers.  Our named executive officers for Fiscal 2014 are those three individuals listed in the "2014 Summary Compensation Table" below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in "Committees and Meetings of our Board —Compensation Committee" above.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

 The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of our Company and to align the interests of these executives with those of our stockholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract, hire, and retain talented and experienced executives;

•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success and the tenure of each team member as a factor in achieving such success;

•	focus executive behavior on achievement of our corporate objectives and strategy;

•	build a mechanism of "pay for performance"; and

•	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance.  Long-term incentives are intended to reward our long-term performance and executing our business strategy, and to strongly align named executive officers' interests with those of stockholders.

 With respect to equity compensation, the Compensation Committee makes awards to executives under our stock option plans and other plans as approved by the Board. Executive compensation is paid or granted based on such matters as the Compensation Committee deems appropriate, including our financial and operating performance, the alignment of the interests of the executive officers and our stockholders, the performance of our Common Stock and our ability to attract and retain qualified individuals.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base salary or monthly compensation; (ii) performance based bonus; (iii) long-term equity incentive compensation in the form of periodic stock option and restricted stock unit, or RSU, grants; and (iv) benefits and perquisites.

 In establishing overall executive compensation levels and making specific compensation decisions for our executive officers in 2014, the Compensation Committee considered a number of criteria, including the executive's position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution. With respect to Mr. Boaz Gur-Lavie, who served as our CFO from February 2014 until February 2015, the Compensation Committee considered, among other factors, the compensation levels for executives in similar positions in other biotech companies in Israel as well as companies that compete with us around the world, Mr. Gur-Lavie’s experience and acquaintance with the space we operate in and complementary capabilities he brought to our existing management team.

 Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers from time to time but not less than once a year.  The Compensation Committee also takes into consideration the CEO's recommendations for executive compensation of the COO and CFO. The CEO generally presents these recommendations at the time of our Compensation Committee's review of executive compensation arrangements.

Base Salary

 The Compensation Committee performs a review of base salaries / monthly compensation for our named executive officers from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), especially in Israel, where our named executive officers reside, independent third party market data such as compensation surveys to industry, including information relating to peer companies, individual experience and performance adjusted to reflect individual roles and contribution to our clinical, regulatory, commercial and operational performance. In determining the base salary of our previous CFO, the Compensation Committee considered, among other factors, the salary levels for CFOs in other biotech companies in Israel and in our competitors around the world, as well as Mr. Gur-Lavie’s experience and acquaintance with the space we operate in and complimentary capabilities he brings to our existing management team. None of the factors above has a dominant weight in determining the compensation of our executive officers, and our Compensation Committee considers the factors as a whole when considering such compensation.  In addition, our Compensation Committee may, from time to time, use comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, and not as part of an analysis or a formula.  We may also change the base salary / monthly compensation of an executive officer at other times due to market conditions, as we did in our fiscal year ended June 30, 2011, when the named executive officers participated in a voluntary reduction of their compensation. We believe that a competitive base salary / monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries / monthly compensation are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year. Compensation adjustments are made occasionally based on changes in an executive's level of responsibility, Company progress or on changed local and specific executive employment market conditions. In Fiscal 2014 (as well as in the fiscal year ended June 30, 2013), the salaries and monthly compensation of our CEO, former CFO, Mr. Gur-Lavie, and current CFO and COO  did not change from the previous year as we believe they do not deviate materially from the range of salaries received by our executive officers' respective counterparts in companies in the biotechnology industry and other comparable companies in Israel.  We did not conduct any analysis of salaries and monthly compensation received by our executive officers' respective counterparts in companies in the biotechnology industry and other comparable companies in Israel in the fiscal year ended June 30, 2013 and Fiscal 2014.

Performance Based Bonus

 Given the nature of our business, the determination of incentives for our executives is generally tied to success in promoting our Company's development.  We are continually seeking non-dilutive sources of funding.  In addition, a key component of our strategy is to develop and manufacture cell therapy products for the treatment of multiple disorders through collaboration with other companies, such as United Therapeutics Corporation, or United, and entering into licensing agreements with such companies, such as an exclusive license agreement with United or our agreement with CHA Biotech. Therefore, in order to reward our current executive officers, each of them is entitled to a bonus calculated as a percentage of amounts received by us from non-dilutive funding received, among other things, from corporate partnering and strategic deals (e.g., the United Agreement). This is designed to support our business strategy to enter into multiple license agreements with pharmaceutical companies. The performance based bonus percentages are as follows: Mr. Zami Aberman – 1.5% of amounts received by us from non dilutive funding and strategic deals, and Mr. Yaky Yanay – 1% of such amounts. The difference in the percentage of the performance based bonus was determined based on the Compensation Committee's assessment of the contribution and role of each of our named executive officers in completing the licensing and strategic agreements. In addition, our executives may be entitled, from time to time, to a discretionary bonus that is in the Compensation Committee sole discretion.  For instance, in fiscal year ended June 30, 2013, the Compensation Committee resolved, subject to Board approval, that each of Mr. Aberman and Mr. Yanay will be entitled to a cash bonus in the gross amount of $75,000 due to our performance and achievements, including entering into the TA 100 index, closing of a financing round and completion of the manufacturing facility according to plans. We paid no bonuses to our named executive officers in Fiscal 2014.

Long-term Equity Incentive Compensation

 Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our Common Stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli based companies.  We do not have a formula relating to, and did not conduct any analysis of, the level of awards that is competitive within the biotechnology industry and Israeli based companies.  In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance.

RSU awards provide our executive officers with the right to purchase shares of our Common Stock at a par value of $0.00001, subject to continued employment with our Company and, in the case of our former CFO, Mr. Gur-Lavie, financial and operational goals’ achievement. In recent years we granted our executive officers RSU awards.  We chose to grant RSU awards and not options because RSU awards, once vested, always have an immediate financial value to the holder thereof, unlike options where the exercise price might be below the current market price of the shares and therefore not have any intrinsic value to the holder thereof.  In the past, due to the high volatility of our stock price, options we granted were out of the money, and many of them still are.  In addition, because vested RSU awards always have financial value, as opposed to options, we were able to limit the number of securities issued to our executive officers and other employees, directors and consultants.  RSUs generally vest over two years or upon goals achievement. Our currently serving named executive officers are entitled to acceleration of the vesting of their stock options and RSUs in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested options and RSU and (2) if they resign, they will be entitled to acceleration of 50% of any unvested options and RSUs. In addition, our CEO is entitled to an acceleration of 100% of any unvested options and RSUs in the event of change in control. All grants are approved by our Board.

Benefits and Perquisites

Generally, benefits available to executive officers are available to all employees on similar terms and include welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits in Israel.  We provide our named executive officers with a phone and a Company car which are customary benefits in Israel to managers and officers.  Each of our executive officers is also entitled to receive, once a year, a fixed sum equal to the amount of the monthly compensation to such executive officer.

 In addition, in the event of termination of our CEO’s consulting agreement, he will be entitled to receive an adjustment fee that equals the monthly consulting fees multiplied by 3 plus the number of years the Consulting Agreement is in force from the second year, but in any event no more than nine years in the aggregate; our current CFO and COO may be entitled to a severance payment that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company.

 We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development in Israel.  These benefits represent a relatively small portion of the executive officers' total compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and our annual report on Form 10-K for Fiscal 2014.

Compensation Committee Members: Doron Shorrer Nachum Rosman Israel Ben-Yoram

The following table shows the particulars of compensation paid to our CEO, current CFO and COO and former CFO, Mr. Gur-Lavie, for the fiscal years ended June 30, 2014, 2013 and 2012. In February 2014, the Board appointed Mr. Yaky Yanay as President and COO and Boaz Gur-Lavie as CFO and Secretary. In February 2015, Mr. Gur-Lavie ceased to be our CFO and the Board appointed Mr. Yanay as our CFO, Secretary and director.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)		Bonus ($)(2)	Stock-based Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Zami Aberman CEO	2014	524,200	(6)	-	492,000		-	19,347		1,035,547
	2013	488,910	(6)	75,000	1,078,000		-	21,042		1,662,952
	2012	495,623	(6)	-	899,500	(8)	75,000	21,771	(9)	1,491,894
Yaky Yanay CFO (until February 2014); President; COO; CFO, Secretary and director (from February 2015)	2014	269,969	(7)	-	492,000		-	27,694		789,663
	2013	251,329		75,000	770,000		-	27,951		1,124,280
	2012	253,752		-	642,500	(8)	50,175	27,231		973,658
Boaz Gur-Lavie CFO (from February 2014 until termination in February 2015)	2014	129,877		-	203,950		-	18,704		352,531

(1)           Salary payments which were in NIS, were translated into US$ at the then current exchange rate for each payment.

(2)           Represents discretionary bonus paid in connection with the performance and achievements of the Company in the fiscal year ended June 30, 2013.

(3)           The fair value recognized for the stock-based awards was determined as of the grant date in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal 2014 included in our annual report on Form 10-K for the fiscal year ended June 30, 2014.

(4)           Represents bonus paid in connection with our entry into the United Agreement.

(5)           Represents cost to us in connection with the car and a mobile phone made available to Mr. Aberman, Mr. Yanay and Mr. Gur-Lavie. The Company also pays the tax associated with this benefit which is grossed up and part of the amount in the Salary column in the table above.

(6)           Includes $20,474, $19,728 and $20,208 paid to Mr. Aberman as compensation for services as a director in Fiscal 2014, 2013, and 2012, respectively.

(7)           Includes $164,245 paid to Mr. Yanay for his services as our CFO from July 2013 to January 2014 and $105,724 for Mr. Yanay’s services as our COO from February 2014.

(8)           This amount is different from the amount reported previously in the Company’s annual report on Form 10-K for its fiscal year ended June 30, 2012 and the Company’s Proxy Statement filed on March 29, 2013.  The amount previously reported aggregated the stock based awards compensation for both fiscal years 2011 and 2012.  The amount reported herein represents the stock based awards compensation in the fiscal year ended June 30, 2012.

(9)           In the Company’s annual report on Form 10-K for its fiscal year ended June 30, 2012 and the Company’s Proxy Statement filed on March 29, 2013 the amount reported was $0.  This amount was changed in order to include Mr. Aberman’s use of Company car and cell phone, which expense is reported herein.

We have the following written agreements and other arrangements concerning compensation with our current executive officers and our former CFO:

(a)
Mr. Aberman is engaged with us as a consultant and receives a monthly consulting fee of $31,250. In addition, Mr. Aberman is entitled once a year to receive an additional amount that equals the monthly consulting fee. The U.S. dollar rate will be not less then 4.35 NIS per $.  All amounts above are paid plus value added tax.  Mr. Aberman is also entitled to one and a half percent (1.5%) from amounts received by us from non diluting funding and strategic deals.

(b)
Mr. Yanay's monthly salary is 53,125 NIS. In addition, Mr. Yanay is entitled once a year to receive an additional amount that equals his monthly salary.  Mr. Yanay is provided with a cellular phone and a Company car pursuant to the terms of his agreement.  Furthermore, Mr. Yanay is entitled to a bonus of one percent (1.0%) from amounts received by us from non diluting funding and strategic deals.  As of August 2011, Mr. Yanay has been engaged with us as a consultant, in addition to being an employee.  For his services as a consultant he receives a monthly consulting fee.  In addition, he continues to receive salary as an employee, but in an amount that was reduced by the consulting fee so the total cost to us did not change as a result of this change.

(c)	The monthly salary of our former CFO, Mr. Gur-Lavie, was 40,000 NIS. In addition, Mr. Gur-Lavie was provided with a cellular phone and a Company car pursuant to the terms of his agreement.

Potential Payments upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in- control) or a change of responsibilities following a change-in-control, except for the following: (i) in the event of termination of Mr. Aberman's Consulting Agreement, he will be entitled to receive an adjustment fee that equals the monthly consulting fees multiplied by 3 plus the number of years the Consulting Agreement has been in force as of the second year, but in any event no more than nine years in the aggregate; (ii) Mr. Yanay may be entitled, under Israeli law and practice, to a severance payment that equals a month's salary for each twelve-month period of employment with the Company; and (iii) Mr. Gur-Lavie was entitled to severance pay upon termination of employment for any reason, including retirement, based on 8.333% of his monthly base salary, according to section 14 of the Severance Pay Law, 1963.

 In addition, Mr. Aberman and Mr. Yanay are entitled to acceleration of the vesting of their stock options and restricted stock in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested options and restricted stock and (2) if they resign, they will be entitled to acceleration of 50% of any unvested options and restricted stock. In addition, Mr. Aberman is entitled to acceleration of 100% of any unvested options and restricted stock in case of our change in control or merger into another company.

The following table displays the value of what the executive officers would have received from us had their employment been terminated, or if a change-in-control had occurred on June 30, 2014. Mr. Gur-Lavie ceased to be employed by us in February 2015, and he will be paid an additional five month’s salary starting on February 5, 2015.

Officer	Salary	Accelerated Vesting of Options and RSUs (1)		Total

Zami Aberman
Terminated due to officer resignation	$355,857	$448,500	(2)	$804,357
Terminated due to discharge of officer	$355,857	$897,000	(3)	$1,252,857
Change in control		$897,000	(3)	$897,000

Yaky Yanay
Terminated due to officer resignation	$119,173	$370,500	(2)	$489,673
Terminated due to discharge of officer	$119,173	$741,000	(3)	$860,173

(1)	Value shown represents the difference between the closing market price of our shares of Common Stock on June 30, 2014 of $3.12 per share and the applicable purchase price of each grant.
(2)	50% of all unvested options and RSUs issued under the applicable equity incentive plans vest upon a termination without cause under the terms of those plans.
(3)	All unvested options and RSUs issued under the applicable equity incentive plans vest upon a change of control under the terms of those plans.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Board in the future.

Grants of Plan-Based Awards

The following table shows grants of plan-based equity awards made to our named executive officers during Fiscal 2014:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units #		Grant Date Fair Value of Stock and Option Awards ($)
Zami Aberman	12/26/13	150,000	(1)	492,000

Yaky Yanay	12/26/13	150,000	(1)	492,000

Boaz Gur-Lavie	11/04/13	30,000	(2)	97,800
	02/04/14	27,500	(3)	106,150

(1)
Grant of RSUs was made pursuant to our 2005 Equity Incentive Plan, or the Plan. The grant vests over a two-year period from the date of grant, as follows: 37,500 RSUs vested on June 26, 2014 and 112,500 RSUs vest in six installment of 18,750 shares on each of September 26, 2014, December 26, 2014, March 26, 2015, June 26, 2015 and December 26, 2015.

(2)
Grant of RSUs was made pursuant to our Plan. The grant vests as follows: 4,500 RSUs vested on November 5, 2013, 3,000 RSUs vested on May 4, 2014, and 7,500 RSUs vest in two installment of 3,750 shares on each of August 4, 2014 and November 4, 2014. 15,000 RSUs were scheduled to be vested upon achievement of certain operational and financial goals. However, Mr. Gur-Lavie ceased to be employed by us in February 2015.

(3)
Grant of RSUs was made pursuant to our Plan. 5,000 RSUs were scheduled to be vested over a two-year period from the date of grant, as follows: 1,250 RSUs vested on August 4, 2014 and  3,750 RSUs vest in six installment of 625 shares on each of November 4, 2014,  February 4, 2015, May 4, 2015, August 4, 2015, November 4, 2015 and February 4, 2016. 22,500 RSUs were scheduled to be vested upon achievement of certain operational and financial goals. Mr. Gur-Lavie ceased to be employed by us in February 2015, and the vesting of 1,875 of his RSUs was accelerated.

Outstanding Equity Awards at the End of Fiscal 2014

The following table presents the outstanding equity awards held as of June 30, 2014 by our executive officers:

Number of Securities Underlying Unexercised
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price($)	Option expiration date	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Zami Aberman	22,500	-	4.40	1/16/2016	-	-
	30,000	-	4.00	10/30/2016	-	-
	250,000	-	3.50	1/23/2017	-	-
	105,000	-	4.38	12/25/2017	-	-
	110,000	-	0.62	10/30/2018	-	-
	-	-	-	-	175,000 (1)	$546,000
	-	-	-	-	112,500 (2)	$351,000
Yaky Yanay	62,500	-	4.38	12/25/2017	-	-
	12,500	-	4.00	9/17/2016	-	-
	50,000	-	3.50	1/23/2017	-	-
	55,000	-	0.62	10/30/2018	-	-
	-	-	-	-	125,000 (3)	$390,000
	-	-	-	-	112,500 (4)	$351,000
Boaz Gur-Lavie	-	-	-	-	14,750 (5)	$46,020
	-	-	-	-	26,000 (6)	$81,120

(1)	175,000 restricted shares vest in four installments of 43,750 shares on each of September 27, 2014, December 27, 2014, March 27, 2015 and June 27, 2015.

(2)	112,500 restricted shares vest in six installments of 18,750 shares on each of September 26, 2014, December 26, 2014, March 26, 2015, June 26, 2015, September 26, 2015 and December 26, 2015.

(3)	125,000 restricted shares vest in four installments of 31,250 shares on each of September 27, 2014, December 27, 2014, March 27, 2015 and June 27, 2015.

(4)	112,500 restricted shares vest in six installments of 18,750 shares on each of September 26, 2014, December 26, 2014, March 26, 2015, June 26, 2015, September 26, 2015 and December 26, 2015.

(5)
7,500 restricted shares vest in two installments of 3,750 shares on each of August 4, 2014 and November 4, 2014. 7,250 restricted shares were scheduled to be vested upon goals achievement. However, Mr. Gur-Lavie ceased to be employed by us in February 2015.

(6)
5,000 RSUs vests over a two-year period from the date of grant, as follows: 1,250 RSUs vested on     August 4, 2014 and  3,750 RSUs were scheduled to be vested in six installments of 625 shares on each of November 4, 2014,  February 4, 2015, May 4, 2015, August 4, 2015, November 4, 2015 and February 4, 2016. 21,000 RSUs were scheduled to be vested upon goals achievement. Mr. Gur-Lavie ceased to be employed by us in February 2015, and the vesting of 1,875 of his RSUs was accelerated.

Option Exercises and Stock Vested

The following table presents the option exercises and stock vested awards during fiscal year 2014 by our executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Zami Aberman	-	-	300,000	989,875
Yaky Yanay	-	-	225,000	740,375
Boaz Gur-Lavie	-	-	16,750	63,370

Long-Term Incentive Plans

We have no long-term incentive plans, other than the Plan.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2014, Mr. Shorrer, Mr. Rosman, and Mr. Ben-Yoram served as the members of our Compensation Committee.  None of the members of our Compensation Committee is, or has been, an officer or employee of ours or of our subsidiary.

 During Fiscal 2014, none of our executive officers served as: (1) a member of the Compensation Committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee; (2) a director of another entity, one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director on our Board.

COMPENSATION OF DIRECTORS

Director Compensation Table for Fiscal 2014

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal 2014:

Name	Fees Earned or Paid in Cash ($)	Stock-based Awards ($)(1)	Total ($)
Mark Germain	16,480	213,200(2)	229,680
Nachum Rosman	27,342	164,000	191,342
Doron Shorrer	24,936	164,000	188,936
Hava Meretzki	21,854	114,800	136,654
Isaac Braun	23,636	114,800	138,436
Israel Ben-Yoram	28,996	164,000	192,996
Moria Kwiat	23,644	114,800	138,444

(1)
The fair value recognized for the stock-based awards was determined as of the grant date in accordance with ASC Topic 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal 2014 included in our annual report on Form 10-K for Fiscal 2014.

(2)	Includes 30,000 RSUs granted to Mark Germain as an award for his contribution for M&A activities.

We reimburse our directors for expenses incurred in connection with attending board meetings and provide the following compensation for directors: annual compensation of $12,500; meeting participation fees of $935 per in-person meeting; and for meeting participation by telephone, $435 per meeting. On May 17, 2007, the Board decided that the dollar rate would be not less then 4.25 NIS per dollar. The directors are also entitled to two and a half percent (2.5%) in cash based on amounts received by us from non diluting funding and strategic deals.

 During Fiscal 2014, we paid a total of $166,888 to directors as compensation. This amount does not include compensation to Mr. Aberman in his capacity as a director which is reflected in the Summary Compensation Table for Fiscal 2014 above. As of June 30, 2014, the directors (not including the Chairman) held 3,202,145 options, restricted shares and RSUs of which 2,220,704 were exercisable or vested, as the case may be.

 The vesting of directors' stock options, RSUs and restricted stock accelerates in the following circumstances: (1) termination of a director's position by the stockholders will result in the acceleration of 100% of any unvested options, RSUs and restricted stock and (2) termination of a director's position by resignation will result in the acceleration of 50% of any unvested options and, RSUs restricted stock.

 Other than as described in the preceding three paragraphs, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal 2014, all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for Fiscal 2014; (2) discussed with the Independent Auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for Fiscal 2014, for filing with the SEC.

By the Audit Committee of the Board of Directors of Pluristem Therapeutics Inc. Doron Shorrer, Chairman Nachum Rosman Israel Ben-Yoram

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained the Independent Auditors, as our independent registered public accounting firm for Fiscal 2014. The Independent Auditors have performed the audit of our financial statements since inception. Neither the Independent Auditors nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors. We do not expect to have a representative of the Independent Auditors attending the annual meeting. The following table summarizes the fees the Independent Auditors billed for the last two fiscal years:

	Twelve months ended on June 30, 2014	Twelve months ended on June 30, 2013

Audit Fees	$103,000	$95,000

Audit-Related Fees	None	None

Tax Fees	$5,000	$16,113

All Other Fees	$12,742	$119,883

Total Fees	$120,742	$230,996

Audit Fees. These fees were comprised of professional services rendered in connection with the audit of our consolidated financial statements for our annual report on Form 10-K for Fiscal 2014, the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q and assistance with review of our response to SEC comments on our annual report on Form 10-K for the fiscal year ended June 30, 2013.

Tax Fees. These fees relate to our tax compliance, tax planning and fees relating to obtaining a pre-ruling with the Israeli Tax Authorities.

All Other Fees. These fees were comprised of fees related to assistance in preparation of OCS applications as well as fees related to the ATM Agreement, and review of the registration statement on S-8 that we filed with the SEC in June 2014.

Pre-Approval Policies and Procedures

SEC rules require that before the Independent Auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our Audit Committee; or

2.
entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Audit Committee has considered the nature and amount of fees billed by the Independent Auditors, and believes that the provision of services for activities unrelated to the audit is compatible with maintaining the Independent Auditors’ independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and monitors all related person transactions which may be entered into by the Company as required by rules of the NASDAQ.

No director, executive officer, principal stockholder holding at least 5% of our Common Stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during Fiscal 2014 in which the amount involved in the transaction exceeded or exceeds $120,000.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by December 1, 2015.

Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by February 14, 2016.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of, March 1, 2015 (unless provided herein otherwise), with respect to holdings of our Common Stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (2) each of our current directors; (3) each of our named executive officers; and (4) all of our current directors and our current executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage

Directors and Named Executive Officers

Zami Aberman CEO, Chairman of the Board, and Director	2,185,798	(2)	3.07%

Yaky Yanay COO, President, CFO, Secretary and Director	1,205,615	(3)	1.7%

Boaz Gur-Lavie CFO and Secretary (until February 5, 2015)	54,228		*

Name and Address of Beneficial Owner	Number of Shares(1)		Percentage
Israel Ben-Yoram Director	350,284	(4)	*

Isaac Braun Director	374,333	(5)	*

Mark Germain Director	568,011	(6)	*

Moria Kwiat Director	53,125		*

Hava Meretzki Director	374,333	(7)	*

Nachum Rosman Director	247,466	(8)	*

Doron Shorrer Director	550,333	(9)	*

Directors and Executive Officers as a group (10 persons)	5,963,526	(10)	8.26%
* = less than 1%

(1) Based on 70,795,673 shares of Common Stock issued and outstanding as of March 1, 2015. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes options to acquire 517,500 shares.

(3) Includes options to acquire 180,000 shares.

(4) Includes options to acquire 66,776 shares.

(5) Includes options to acquire 93,500 shares.

(6) Includes options to acquire 307,500 shares.

(7) Includes options to acquire 93,500 shares.

(8) Includes options to acquire 63,750 shares.

(9) Includes options to acquire 114,500 shares.

(10) Includes options to acquire 1,437,026 shares.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at 011-972-74-710-8662.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Yaky Yanay

Yaky Yanay
Chief Financial Officer, Secretary, Chief Operating Officer and President

Haifa, Israel
April 2, 2015

PLURISTEM THERAPEUTICS INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 26, 2015

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURISTEM THERAPEUTICS INC.

The undersigned stockholder of Pluristem Therapeutics Inc. (the "Company") hereby appoints Zami Aberman and Yaky Yanay, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of stockholders of the Company (the "Stockholders Meeting") to be held at the Company's offices at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 31905 on Tuesday, May 26, 2015, at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH NOMINEE IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, AND “FOR” PROPOSAL NO. 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PLURISTEM THERAPEUTICS INC.

May 26, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://www.pluristem.com/index.php/investors/shareholders-annual-meeting-2015.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Ü Please detach along perforated line and mail in the envelope provided. Ü

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
 DIRECTOR NOMINEES LISTED IN PROPOSAL 1,
"FOR" PROPOSAL 2,  AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.	1.
Proposal No. 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the stockholders and until his or her successor is elected and qualified or his or her earlier resignation or removal:

			FOR	AGAINST	ABSTAIN
		Zami Aberman	☐	☐	☐
		Israel Ben-Yoram	☐	☐	☐
		Isaac Braun	☐	☐	☐
		Mark Germain	☐	☐	☐
		Moria Kwiat	☐	☐	☐
		Hava Meretzki	☐	☐	☐
		Nachum Rosman	☐	☐	☐
		Doron Shorrer	☐	☐	☐
		Yaky Yanay	☐	☐	☐

	2.	Proposal No. 2 - To consider and approve, by a nonbinding advisory vote the compensation of the Company's named executive officers.	☐	☐	☐

3.
Proposal No. 3 - To ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015.
			☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.